Exhibit 99.1

CD International Enterprises Sells 51% Stake in Shanghai Lang Chemical Subsidiary for $1.2 Million as Part of Management’s Strategic Plan to Focus China Operations on Magnesium

DEERFIELD BEACH, FL--(10/8/12) - CD International Enterprises, Inc. (“CD International”) (OTCQB:CDII), a U.S. based company that produces, sources, and distributes industrial commodities in China and the Americas and provides business and financial corporate consulting services, announced today the sale of  our 51% interest in Shanghai Lang Chemical Co., Ltd., a PRC company ("Lang Chemical") for $1.2 million as part of management’s strategic plan to focus our  operations in China on magnesium production and distribution.

CD International acquired its stake in Lang Chemical in 2006 for approximately $700,000.  Under the terms of the September 28, 2012 Equity Transfer Agreement, Black Stone Chemical Limited purchased 2% of CD International’s interest in Lang Chemical and Mr. Jingdong Chen, CEO of Lang Chemical, and his wife Ms. Qian Zhu purchased the remaining 49% interest for an aggregate purchase price of $1,221,532. Of this amount $600,000 was tendered at closing and the balance is payable over one year at an annual interest rate of 6%.  Management intends to focus CD International’s industrial efforts in China solely on the production and distribution of pure magnesium through its current magnesium production facilities within our magnesium segment.

Commenting on the sale, Dr. James Wang, Chairman and CEO of CD International, stated, "As we enter fiscal 2013 management is focused on executing our strategic plan of geographic diversification and clear definition of our business segments.  We believe that by clearly defining our magnesium operations as our China based business, commodities distribution as our business in South America, and our consulting services in the U.S., we can have more flexibility to maximize the value of our company.  We are dedicated to building each of our segments for future growth and position our businesses to provide the greatest possible return for our company and its shareholders.”
We anticipate this disposition will result in a loss of approximately $1 million in the fourth quarter of fiscal 2012 based on the current carrying value of our 51% equity interest in Lang Chemical on our balance sheet.

About CD International Enterprises, Inc.

CD International Enterprises, Inc. (OTCQB: CDII), is a U.S. based company that produces, sources, and distributes industrial commodities in China and the Americas and provides business and financial corporate consulting services. Headquartered in Deerfield Beach, Florida with corporate offices in Shanghai, CD International's unique infrastructure provides a platform to expand business opportunities globally while effectively and efficiently accessing the U.S. capital markets. For more information about CD International, please visit http://www.cdii.net.

DISCLOSURE NOTICE:

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, CD International Enterprises, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our expectations regarding the effect on the value of our company and possible shareholder return as a result of the sale of our interest in Lang Chemical and our geographic diversification plans.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2011.

Contact:

Contact Information:
For the Company:
CD International Enterprises, Inc.
Richard Galterio or Lillian Wong
Investor Relations
Phone: 1-877-244-6257
Email:
richard.galterio@cdii.net
lillian.wong@cdii.net